         As filed with the Commission on May 26, 1998   File No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  ---------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                                  ---------
                        ORBITAL SCIENCES CORPORATION
           (Exact name of registrant as specified in its charter)


           Delaware                                        06-1209561
------------------------------                        -------------------
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                        Identification No.)

                            21700 Atlantic Boulevard
                            Dulles, Virginia  20166
                            -----------------------
          (Address of principal executive offices, including zip code)

                        ORBITAL SCIENCES CORPORATION
                    1997 STOCK OPTION AND INCENTIVE PLAN
      ----------------------------------------------------------------------
                          (Full title of the plan)

                              Leslie C. Seeman, Esq.
            Senior Vice President, General Counsel and Secretary
                        Orbital Sciences Corporation
                          21700 Atlantic Boulevard
                           Dulles, Virginia 20166
                               (703) 406-5000
                               --------------
          (Name, address and telephone number of agent for service)

                                   Copy to:
                             Eve N. Howard, Esq.
                            Hogan & Hartson L.L.P.
                            555 13th Street, N.W.
                          Washington D.C. 20004-1109
                                (202)637-5600

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
 Title of                 Amount               Proposed maximum     Proposed             Amount of
 Securities               to be                offering             maximum              registration
 to be                    registered           price per            aggregate            fee
 registered                                    share                offering
                                                                    price
-------------------------------------------------------------------------------------------------------------
 Common Stock
 par value, $.01           1,600,000             $42.16 (a)          $67,456,000 (a)      $19,900
-------------------------------------------------------------------------------------------------------------

(a) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the Common Stock, par value $.01 per share, of Orbital Sciences Corporation, reported on the Nasdaq National Market on May 21, 1998.

                                Explanatory Note

     This registration statement relates to stock options to be granted under the Orbital Sciences Corporation 1997 Stock Option and Incentive Plan (the "Plan") as described in a registration statement on Form S-8, Registration No. 333-27999 (the "Prior Registration Statement"), and is filed solely to increase the number of shares of Common Stock authorized under the Plan from 1,600,000 shares to 3,200,00 shares. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, the Commonwealth of Virginia, on this 26th day of May, 1998.

                                         ORBITAL SCIENCES CORPORATION



                                         By /s/ David W. Thompson
                                            ---------------------
                                            David W. Thompson, Chairman
                                            of the Board, President and
                                            Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints David W. Thompson and Leslie C. Seeman, or any of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 26, 1998 by the following persons in the capacities indicated.

         Signature                                           Title
         ---------                                           -----
/s/ David W. Thompson                       Chairman of the Board, President and Chief
-------------------------------             Executive Officer and Director (Principal
David W. Thompson                           Executive Officer)


/s/ Jeffrey V. Pirone                       Executive Vice President and Chief Financial Officer
-------------------------------             (Principal Financial Officer)
Jeffrey V. Pirone


/s/ Michael P. Keegan                       Vice President and Controller
-------------------------------
Michael P. Keegan


/s/ Fred C. Alcorn                          Director
-------------------------------
Fred C. Alcorn

/s/ Kelly H. Burke                          Director
--------------------------------
Kelly H. Burke

/s/ Bruce W. Ferguson                       Director
-------------------------------
Bruce W. Ferguson

/s/ Daniel J. Fink                          Director
--------------------------------
Daniel J. Fink

/s/ Lennard A. Fisk                         Director
--------------------------------
Lennard A. Fisk

/s/ Jack L. Kerrebrock                      Director
-------------------------------
Jack L. Kerrebrock

                                            Director
-------------------------------
Douglas S. Luke

/s/ John L. McLucas                         Director
-------------------------------
John L. McLucas

/s/ Janice I. Obuchowski                    Director
-------------------------------
Janice I. Obuchowski

/s/ Frank L. Salizzoni                      Director
-------------------------------
Frank L. Salizzoni

/s/ Harrison H. Schmitt                     Director
-------------------------------
Harrison H. Schmitt

/s/ James R. Thompson                       Director
-------------------------------
James R. Thompson

/s/ Scott L. Webster                        Director
-------------------------------
Scott L. Webster

                                EXHIBIT INDEX

   Exhibit
     No._                          Description
   -------                         -----------

    5                   Opinion of Hogan & Hartson L.L.P. *

    23.1                Consent of Hogan & Hartson L.L.P. (contained in
                        Exhibit 5) *

    23.2                Consent of KPMG Peat Marwick LLP. *

    24                  Powers of Attorney (contained on the Signature
                        Page of this Registration Statement)*


-----------
* Filed herewith.